CHOATE, HALL & STEWART
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                 EXCHANGE PLACE
                                 53 STATE STREET
                        BOSTON, MASSACHUSETTS 02109-2891
                            TELEPHONE (617) 248-5000
                            FACSIMILE (617) 248-4000


                               September 30, 1998

The Board of Directors
Liberty Financial Companies, Inc.
600 Atlantic Avenue
Boston, Massachusetts 02210

        Re:    Registration Statement on Form S-3

Dear Sirs:

        We have acted as counsel to Liberty Financial Companies, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on September 14, 1998 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of among other securities, unsecured senior debt securities (the "Debt Securities") of the Company. The Debt Securities are to be issued pursuant to an Indenture (such indenture, as it may be supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee").

        This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) a copy of the Indenture; (iii) the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"); (iv) the By-Laws of the Company, as currently in effect (the "By-Laws"); and (v) resolutions of the Board of Directors of the Company, adopted on September 9, 1998. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

The Board of Directors
Liberty Financial Services, Inc.
September 30, 1998
Page 2


        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the terms of the Debt Securities will have been established so as not to violate any applicable law, the Certificate of Incorporation or By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of other officers of the Company and others.

        We express no opinion as to the laws of any jurisdiction other than The Commonwealth of Massachusetts, the General Corporation Law of State of Delaware and the federal securities laws of the United States of America.

        Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

        1. The Company is a corporation duly organized and validly existing pursuant to the laws of the Commonwealth of Massachusetts.

        2. With respect to any series of Debt Securities, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Debt Securities and related matters; (iv) the terms of the Debt Securities have been established in conformity with the Indenture; (v) the Debt Securities are duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; and (vi) if the Debt Securities are to be sold pursuant

The Board of Directors
Liberty Financial Services, Inc.
September 30, 1998
Page 3


to a firm commitment underwritten offering, the underwriting agreement with respect to the Debt Securities has been duly authorized, executed and delivered by the parties thereto, the Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Indenture.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Validity of Securities" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                                   Very truly yours,

                                                   /s/ Choate, Hall & Stewart

                                                   Choate, Hall & Stewart